CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this registration statement on Form S-1/A of PalmWorks, Inc. and the related prospectus of our report, relating to the financial statements of PalmWorks, Inc., dated April 21, 2000.


                                        /s/ L.L. Bradford & Company

                                        L.L. BRADFORD & COMPANY


Las Vegas, Nevada
June 28, 2000